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                                                                    EXHIBIT 10.1

STATE OF GEORGIA
COUNTY OF FULTON

WHEREAS, THE GEORGIA DEPARTMENT OF ADMINISTRATIVE SERVICES (HEREINAFTER "DOAS") ISSUED REQUEST FOR PROPOSAL # 419-03-00365 (HEREINAFTER "RFP"), WHICH IS INCORPORATED HEREIN, FOR THE PROVISION OF MENTAL HEALTH AND MENTAL RETARDATION REHABILITATIVE SERVICES DETERMINED NECESSARY BY THE PRE ADMISSION SCREENING AND ANNUAL RESIDENT REVIEW (PASARR) PROGRAM ON BEHALF OF THE GEORGIA DEPARTMENT OF MEDICAL ASSISTANCE (HEREINAFTER "DMA"); AND

WHEREAS, MHM CORRECTIONAL SERVICES, INC. (HEREINAFTER "THE CONTRACTOR") SUBMITTED A RESPONSE TO THE RFP, WHICH IS INCORPORATED HEREIN, AND HAS BEEN SELECTED BY DOAS AND DMA TO PERFORM SAID SERVICES SPECIFIED WITHIN THE RFP;

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND CONDITIONS CONTAINED HEREIN AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

4.000    GENERAL

         The RFP, any addenda thereto, and the Contractor's proposal submitted in response to the RFP, including any best and final offer, are incorporated in this contract as amended by reference and form an integral part of this Contract (hereinafter "the Contract"). The Contractor shall perform all of the services described herein, and shall develop, produce, and deliver to DMA all of the deliverables described in the RFP, and DMA shall make payment therefore as described in Section 4.120, below.

         In the event of a conflict in language between the various documents incorporated into this contract, the provisions and requirements set forth in this contract, as amended shall govern. In the event of a conflict between the language in the RFP, as amended, and the Contractor's proposal, the language in the RFP shall govern.

         This contract shall be executed on behalf of the Georgia Department of Medical Assistance (DMA) by the Georgia Department of Administrative Services in accordance with the Purchasing Act (OCGA, Title 50, Chapter 5, Article 3).

4.010    INDEPENDENT CONTRACTOR

         It is expressly agreed that the Contractor and any officers or employees of the Contractor in the performance of this contract shall act in an independent capacity and not as officers or employees of DMA. It is further expressly agreed that this contract shall not be construed as a partnership or joint venture between the Contractor and DMA.

4.020    LICENSE REQUIREMENTS

         The Contractor shall have, or obtain, and maintain any licenses or permits that are required prior to and during the performance of work under this contract.


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4.030    PATENT OR COPYRIGHT INFRINGEMENT

         The Contractor, at its expense, will defend any claim or suit which may be brought against the State for the infringement of United States patents or copyrights arising from the Contractor's or State's authorized use of any equipment, materials, or information prepared or developed specifically in connection with performance of the contract and in any suit will satisfy any final judgment for such infringement. The State will give the Contractor written notice of such claim or suit and full right and opportunity to conduct the defense thereof, together with full information and all reasonable cooperation. If principles of governmental or public law are involved, the State may participate in the defense of any such action, but no costs or expenses shall be incurred for the account of the Contractor without the Contractor's written consent.

         If, in the Contractor's opinion, the equipment, materials, or information mentioned in the paragraphs above is likely to or does become the subject of a claim of infringement of a United States patent or copyright, then without diminishing the Contractor's obligation to satisfy any final award, the Contractor may, with the State's written consent, substitute other equally suitable equipment, materials, and information, or at the Contractor's option and expense, obtain the right for the State to continue the use of such equipment, materials and information.

4.040    INDEMNIFICATION AGREEMENT

         The Contractor agrees to indemnify, defend, save and hold harmless the State of Georgia, DMA, DOAS and their officers, employees, and agents (including the State Tort Claims Trust Fund, and all other self-insured funds), hereinafter collectively referred to as the "Indemnitees" from any and all claims, demands, liabilities, losses, costs or expenses, attorneys' fees, and suits of any nature whatsoever caused by, growing out of, or arising from this Contract, due to any act or omission on the part of the Contractor, its officers, employees, consultants, subcontractors, agents, licensees or others working at the direction of Contractor or on its behalf, or due to any breach of this Contract by the Contractor, or due to the application or violation of any pertinent federal, state or local law, rule or regulation. This indemnification extends to the successors and assigns of the Contractor, and this indemnification survives the termination of the contract and the dissolution or the bankruptcy of the Contractor, to the extent allowed by the law. If and to the extent such damage or loss (including costs and expenses) as covered by this indemnification is covered by the Funds established and maintained by the DOAS, the Contractor agrees to reimburse the Funds for such monies paid out by the Funds.

         This indemnification applies whether (a) the claims, demands, liabilities, losses, costs or expenses involve third parties, employees, subcontractors, consultants, agents, clients, invitees, or licensees of the Contractor or of the Indemnitees; or (b) the Indemnitees are partially responsible for the situation giving rise to the claim. This indemnification applies, without limitation, (a) to any claim or loss to any person or firm injured or damaged by the erroneous or negligent acts, including without limitation, disregard of federal or DMA regulations or state or federal statutes, of the Contractor, its officers, employees, consultants, or subcontractors, in their performance of this Contract; (b) to


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         any claims or losses resulting to any person or firm injured or damaged by the Contractor, its officers, employees, consultants, or subcontractors by the publication, translation, reproduction, delivery, performance, use or distribution of any data processed under the Contract in any manner not authorized by this Contract, or federal or state regulations or statutes; and (c) to any failure of the Contractor, its officers, employees, consultants, or subcontractors to observe Georgia laws, including but not limited to labor laws and minimum wage laws.

         This indemnification does not apply to the extent of the sole negligence of the Indemnitees.

4.050    FORCE MAJEURE

         Neither party to this contract shall be responsible for delays or failures in performance resulting from acts beyond the control of such party. Such acts shall include but not be limited to acts of God, strikes, riots, lock-outs, acts of war, epidemics, fire, earthquakes, or other disasters.

4.060    CONFLICT OF INTEREST

         The Contractor covenants that it presently has no interest and shall not acquire any interest, direct or indirect, which would conflict in any manner or degree with its performance hereunder. The Contractor further covenants that in the performance of the contract no person having any such interest is presently employed or shall be employed in the future by the Contractor.

         All of the parties hereto hereby certify that the provisions of Chapter 45-10-20 through 45-10-28 of the OCGA have not been violated and will not be violated in any respect.

4.070    OFFER OF GRATUITIES

         By submission of a proposal, the Contractor certifies that no member or delegate of Congress, nor any elected or appointed official or employee of the State of Georgia, the General Accounting Office, the Department of Health and Human Services, HCFA, or any other Federal agency has or will benefit financially or materially from this contract. The contract may be terminated by the State if it is determined that gratuities of any kind were either offered to or received by any of the aforementioned officials or employees from the Contractor, his officers or employees.

4.100    TERM OF THE CONTRACT

         The contract shall begin on the date of issuance and shall continue until the close of the State Fiscal Year 2000 (June 30, 2000), unless renewed as hereinafter provided.

         DMA is hereby granted three (3) successive options to renew this contract for additional terms of up to one fiscal year each, all upon the same terms, conditions and price in effect, according to the Contractor's price proposal. Each such option shall be exercised


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         solely at DMA's discretion no later than June 1 for each subsequent year, subject to satisfactory performance and available funding. As to each term, the contract shall terminate absolutely at the close of the then current fiscal year without further obligation by DMA.

4.110    PERFORMANCE BOND

         The Contractor shall obtain and maintain for each contract period a performance bond issued by a surety company that is listed in the Federal Registry of Surety Companies in the amount of twenty five percent (25%) of the contract period total amount as specified in the Price Schedule (Appendix F). The Contractor shall submit same to DMA prior to or at the time of execution of the contract or any renewals. The performance bond shall be forfeited by the Contractor in the event that the Contractor is unable to properly, promptly and efficiently perform the contract and/or the contract is terminated by default or bankruptcy.

         The Federal Registry of Surety Companies is updated every July 1st, and can be obtained by contacting:

                  Federal Registry of Surety Companies
                  Circular #570
                  Department of the Treasury
                  Surety Section
                  401 14th Street, SW
                  Washington, D.C. 20227
                  Telephone: (202) 874-6850

4.120    REIMBURSEMENT

         The total cost DMA shall reimburse the Contractor shall not exceed the amount proposed in the responding Price Proposal (Appendix F). DMA shall have no responsibility for cost beyond the total amount specified in Appendix F for the contract period.

4.130    LIMITATION OF DMA'S LIABILITY

         The total obligation of DMA for any term of this contract shall not exceed the fund sources committed to this contract by DMA as of its effective date, together with any additional fund sources subsequently determined to be available and committed to it by DMA.

4.140    LIABILITY FOR OVERPAYMENT, ENTITLEMENT TO UNDERPAYMENT

         Any person or entity that replaces a Contractor in the Georgia Medicaid Program shall be deemed to have accepted joint and several liability, along with its predecessor, for any overpayment, sought to be recovered by DMA after the effective date of the successor Contractor take-over, regardless of the successor's contract status or lack of affiliation with its predecessor at the time the overpayment was made. An entity shall be deemed to


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         have replaced a Contractor if it (1) effectively became a different legal entity through incorporation, re-incorporation, merger, joint venture, dissolution, creation of a partnership, or re-organization;
         (2) took over more than fifty percent (50%) of the predecessor's assets or Medicaid activities; or (3) has substituted for the predecessor in the program, as evidenced by all attendant circumstances. Reimbursement for services rendered prior to the effective date of take-over by a successor Contractor (including any adjustments for underpayment made by DMA) shall be made to the Contractor of record at the time the payment is made or to that Contractor's payee as properly designated on the appropriate form(s) required by DMA. Any disputes or conflicts, legal or otherwise, arising between the current Contractor and the predecessor Contractor concerning either apportionment of liability for any overpayment previously made by DMA or the right to additional reimbursement for any underpayment previously made by DMA shall be the sole responsibility of such parties and shall not include DMA.

4.150    TAXES


         The Contractor will forthwith pay all taxes lawfully imposed upon it with respect to this contract or any product delivered in accordance herewith. DMA will forthwith pay all taxes lawfully imposed upon it with respect to this contract or any product delivered in accordance herewith. DMA makes no representation whatsoever as to the liability or exemption from liability of the Contractor to any tax imposed by any governmental entity.

4.160    CONTRACTOR PERSONNEL

         The Contractor warrants and represents that all persons, including independent subcontractors and consultants assigned by it to the performance of this contract shall be employees of the Contractor and shall be fully qualified to perform the work required herein. The Contractor shall include a similar provision in any contract with a subcontractor selected to perform work hereunder.

         DMA shall have the absolute right to approve or disapprove any of the Contractor's staff as defined in the RFP Section 3.110 and 5.110, which are assigned to this contract, to approve or disapprove any proposed changes in staff, or to require the removal or reassignment of any Contractor employee or subcontractor employee found unacceptable by DMA. The Contractor shall, upon request, provide DMA with a resume of any member of its staff, including independent contractors and consultants or subcontractor's staff assigned to any aspect of the performance of this contract. Personnel commitments made in the Contractor's proposal shall not be exchanged except as herein above provided, or due to a resignation of any named individual. Contractor staffing will include the named individuals at the levels of effort proposed in the Contractor's technical proposal.

         Replacement of any personnel will be with personnel of equal ability and qualifications as determined by DMA. No diversion of staffing will be made by the Contractor without prior written consent of DMA.

         The Contractor shall provide staff to perform all tasks specified as the Contractor's
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         responsibilities in this RFP. The staff level must be maintained at the bid level or as authorized in writing by DMA for the duration of the contract. Failure of the Contractor to provide staffing at the bid level or level amended by any contract amendment or to receive DMA written approval for staffing changes may result in liquidated damages, as stated in RFP Section 4.700.

         All professional and administrative personnel will be committed to this contract by the Contractor unless DMA exercises its option to have a staff person removed. DMA will be provided unrestricted access to Contractor personnel for discussion of problems or concerns. DMA will not arbitrarily exercise staff removal options, but will work with contractor to resolve personnel issues.

4.170    SUBCONTRACTS

         The Contractor will not subcontract or permit anyone other than the Contractor personnel to perform any of the work, services, or other performance required of the Contractor under this contract, or assign any of its rights or obligations hereunder, without the prior written consent of DMA. No subcontract which the Contractor enters into with respect to the performance of this contract shall in any way relieve the Contractor of any responsibility for any performance required of it by this contract. Any purported assignment not explicitly authorized by DMA is null and void.

         The Contractor shall give DMA immediate notice in writing by registered or certified mail of any action or suit filed against it by any subcontractor, and prompt notice of any claim made against the Contractor by any subcontractor or vendor which in the opinion of the Contractor may result in litigation related in any way to this contract with DMA and the State of Georgia.

         The Contractor shall submit or shall require any subcontractors hereunder to submit cost or pricing data prior to the award of any subcontract. This information shall be forwarded to DMA for review and approval.

         The Contractor shall certify, and also shall require subcontractors to certify, in a form satisfactory to DMA that, to the best of their knowledge and belief, the cost or pricing data submitted under this contract is accurate, complete and current as of the date of agreement on the negotiated price of the subcontract or of the contract or subcontract change.

         The Contractor shall insert the substance of this subsection, including this paragraph, in each subcontract hereunder. If DMA determines that any price, including profit or fee, negotiated in connection with this contract, or any cost reimbursable under this agreement, was increased by any significant sums because the Contractor or any subcontractor furnished incomplete or inaccurate cost or pricing data not current as certified in the Contractor's or subcontractor's certification or current cost of pricing data, then such price or cost shall be reduced accordingly and this contract and the subcontract, if applicable, shall be modified in writing to reflect such reduction.




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         Since the contract is subject to reduction under this subsection by reason of defective cost or pricing data submitted in connection with certain subcontracts, the Contractor shall include a clause in each subcontract requiring the subcontractor to indemnify the Contractor as appropriate. It is expected that any subcontractor subject to such indemnification will generally require substantially similar indemnification for defective cost or pricing data required to be submitted by its lower tier subcontractors

4.180    ASSURANCE TO COMPLY

         The Contractor further agrees that where the State is bound to compliance in any matter related to this contract, the Contractor is, to the extent applicable, also bound and will comply, and take measures as the State or any laws, rules, regulations and/or orders indicate as being required to assure compliance.

         Theses laws, rules, regulations and or orders include but are not limited to

         - the Civil Rights Act of 1964, as amended;

         - the Americans with Disabilities Act of 1990 (the ADA), as amended;
           and

         - the Fair Labor Standards Act.


4.190    NON-COMPETITION FOR EMPLOYEES

         During the term of this contract and for a period of one (1) year from the date of termination or expiration of this contract, unless otherwise agreed to in writing, neither DMA nor the Contractor shall solicit for employment as a consultant or independent contractor any sales, marketing, or management employee hereinafter and during the term of this contract employed by the other, or the Offeror's parent company, or any company controlled by, controlling, or under common control with the Contractor who is working on this project during the prior twelve (12) months; provided, however, the term "solicit for employment" shall not be deemed to include advertising in newspapers or trade publications addressed to the general public and either party may employ any person now or hereafter employed by the other (including the Contractor's parent, or any affiliate) who, without other solicitation, responds to such an advertisement or applies for employment without solicitation.

4.200    RELATIONSHIP OF THE PARTIES

         Neither the Contractor nor any of its agents, consultants, employees, and subcontractors with which the Contractor has active service agreements shall become or be deemed to become agents, consultants, employees or subcontractors of the State or of DMA. The Contractor and all such agents, consultants, employees, and subcontractors shall for all purposes be deemed to be independent contractors , and this contract shall not he construed so as to create a partnership or joint venture between the Contractor and DMA or the State.


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4.300    CONTRACTOR PERFORMANCE

         The Contractor shall be responsible for the provision of mental health and mental retardation rehabilitative services encompassed by the PASARR Program, the particular deliverables and reports as specified in
         Section 3 of the RFP. Any additional deliverable required for the satisfactory performance of this Contract shall be addressed in an amendment.

         DMA shall act as a responsible partner to this Contract, and be responsible for the timely review of submitted deliverables. DMA shall notify the Contractor of any deliverables which are not acceptable, with reason for deficiency, within thirty (30) days of receipt

4.400    INSPECTION OF WORK PERFORMED

         The US Department of Health and Human Services (HHS), the Health Care Financing Administration (HCFA), DMA, the General Accounting Office
         (GAO), the Georgia Office of the Attorney General, and any other federal, state, county, or local agency with appropriate jurisdiction or their authorized representatives or agents shall, at reasonable times, have the right to enter the Contractor's premises or other such places where duties under the contract are being performed, to inspect, monitor, or otherwise evaluate the work being performed and all related financial records. All subcontractors must provide reasonable access to all facilities and cooperate with state and federal representatives conducting inspection visits, audits and investigations.


4.410    CONFIDENTIALITY OF INFORMATION

         The Contractor shall treat all information, specifically information relating to recipients and providers which is obtained through its performance under this agreement, as confidential information and shall not use any information so obtained in any manner except as necessary for the proper discharge of its obligations and securement of its rights herein, or as otherwise provided herein.

         The Attorney General, federal officials, DMA, or the authorized representatives of these parties as authorized by federal law or regulations shall have access to all confidential information in accordance with the requirements of state and federal laws and regulations. Any other party will be granted access to confidential information only after complying with the requirements of state and federal laws and regulations pertaining to such access. DMA will have absolute authority to determine if and when any other party has properly obtained the right to have access to this confidential information. For any request received under the Georgia Open Records Act (OCGA, Section 50-18-70), DMA should be notified immediately for review and approval prior to releasing requested information.

         The use or disclosure of information concerning recipients or providers will be limited to purposes directly connected with the administration of this agreement.
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4.500    RECORDS AND DOCUMENTATION

         The state and federal standards for audits of DMA agents, contractors, and programs conducted under contract are applicable to this contract, and are incorporated by reference into this contract as though fully set out here.

4.510    CONTRACTOR ACCOUNTING RECORDS REQUIREMENTS

         The Contractor agrees to maintain books, records, documents, and other evidence pertaining to the costs and expenses of this contract (hereinafter collectively called the "records") to the extent and in such detail as will properly reflect all costs for which payment is made under the provisions of any contract of which this contract is a part by reference or inclusion.

         The Contractor shall establish and maintain an accounting system in accordance with generally accepted accounting principles. The accounting system shall maintain records pertaining to the costs and expenditures made under this contract.

4.520    RECORDS RETENTION REQUIREMENTS

         The Contractor agrees to make available at its central business office at all reasonable times during the period set forth below any of the records of the contracted work for inspection or audit by any authorized representative of DMA, the state auditor, the US Department of Health and Human Services, the General Accounting Office, the Georgia Office of the Attorney General, and for the Comptroller General of the United States, or their duly authorized representatives.

         The Contractor shall preserve and make available its records for a period of three (3) years from the date of final payment under this contract, and for such a period of time, if any, as is required by applicable statute, by any other section of this contract or associated contract.

         If the contract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for a period of three (3) years from the date of any resulting final settlement.

         Records which relate to appeals, litigation, or the settlements of claims arising out of the performance of this contract, or costs and expenses of any such agreement as to which exception has been taken by the state auditor or any of his duly authorized representatives, shall be retained by the Contractor until such appeals, litigations, claims or exceptions have been disposed of. A file and report retention schedule shall be developed by the Contractor and approved by DMA. The schedule shall be maintained by the Contractor and all changes will be approved by DMA.
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4.530    SUBSTITUTION OF MICRO-MEDIA RECORDS

         Except for documentary evidence, the Contractor may, in fulfillment of its obligation to retain its records as required by this article, substitute clear and legible photographs, microphotographs or other authentic reproductions of such records, after the expiration of two
         (2) years following the last day of the month of payment to the Contractor of the invoice to which such records relate, unless a shorter period of time is authorized by DMA with the concurrence of the state auditor or his duly authorized representatives.

         The provisions of this Records and Documentation subsection shall be incorporated into any subcontract.

4.600    INSURANCE

         The Contractor shall at a minimum, prior to the commencement of work, procure the insurance policies identified below at the Contractor's own expense and shall furnish DMA proof of coverage at least at the amounts indicated.:

         - Workers' Compensation Insurance, the policy(ies) must indemnify the Funds for any claims covered by the Georgia Tort Claims Act.;

         - liability insurance against bodily injury or death of any one person in any one accident in the amount of two hundred thousand dollars ($200,000) and in the amount of five hundred thousand dollars ($500,000) for the injury or death of more than one person in any accident;

         - liability for property damage as first-party fire insurance, including contents coverage for all records maintained pursuant to this Contract, in the amount of one hundred fifty thousand dollars ($150,000); and

         - medical malpractice and liability insurance against bodily injury or death of any one person in any one occurrence in the amount of five million dollars ($5,000,000).

         Each of the insurance policies required shall be issued by a company licensed to transact the business of insurance in the State of Georgia by the Insurance Commissioner for the applicable line of insurance and, unless waived or modified in writing by DMA, shall be an insurer with a Best Policyholders Rating of "A" or better and with a financial size rating of Class IX or larger. Each such policy shall also contain the following provisions, or the substance thereof, made a part of the insurance policy.

4.700    LIQUIDATED DAMAGES - FAILURE TO MEET RFP/CONTRACT REQUIREMENTS

         In the event that the Contractor fails to meet the RFP or the contract requirements listed below, damage shall be sustained by DMA which will be difficult or impossible to ascertain exactly. The Contractor, therefore, agrees to pay DMA the sums set forth below as liquidated damages, and not as a penalty.

         The Contractor agrees that an assessment of performance will be done on a monthly basis. For any month that the items specified in Section
         4.700 have more than 3 occurrences of failure to meet the requirements, the liquidated damages will be imposed
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         for each item beginning with the date the requirement was not met.

         The DMA will notify the Contractor of all items subject to liquidated damages and will process a negative adjustment to deduct the damages from subsequent payments.

4.710    TIMELINESS OF PROCESSING REQUIREMENT (RFP SUBSECTION 3.030):

         The Contractor must provide MH/MR rehabilitative services to any new NF resident not currently receiving PASARR services within five (5) business days of the receipt of the request for services.


         LIQUIDATED DAMAGES:

         Damages in the amount of one hundred dollars ($100) shall be assessed for each business day or any part thereof after the deadline before the MH/MR rehabilitative services are started.

4.720    STAFFING REQUIREMENTS (RFP SUBSECTION 3.110):

         The Contractor must have a Project Director dedicated full-time to this contract.

         LIQUIDATED DAMAGES:

         Damages in the amount of fifty dollars ($50) shall be assessed for each business day or any part thereof for failure to have a full-time Project Director assigned to this contract.

4.730    STAFFING LEVEL (RFP SUBSECTION 3.110):

         The Contractor must maintain sufficient staffing levels to meet the proposed level in the Contractor's Technical Proposal.

         LIQUIDATED DAMAGES:

         Damages in the amount of One-hundred dollars ($100) shall be assessed for each business day or any part thereof for failure to maintain staffing at the proposed level.

4.740    CREDENTIALING REQUIREMENT (RFP SUBSECTION 3.120):

         The Contractor must verify and certify to DMA that all providers of services are properly licensed in accordance with any applicable state law, standards and/or regulations, and have in effect such current policies of malpractice insurance as required by the Contractor or DMA.

         LIQUIDATED DAMAGES:

         Damages in the amount of five-hundred dollars ($500) per instance whenever the
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         Contractor does not fulfill the minimum requirements of properly credentialing and certifying staff

4.750    CONSULTATION WITH NURSING FACILITY STAFF REQUIREMENT (RFP SUBSECTION
         3.160):

         The Contractor must consult at least once each month, at a minimum, with NF staff on the services provided to the PASARR resident.

         LIQUIDATED DAMAGES:

         Damages in the amount of five hundred dollars ($500) per instance whenever the Contractor does not fulfill the minimum requirements of consultation at least once each month with NF staff to discuss recommendations and treatment of a resident.

4.760    CONSULTATION WITH RESIDENT'S ATTENDING PHYSICIAN (RFP SUBSECTION
         3.160):

         Prior to making a change in medication or prescribing new medications, the Contractor must consult with the resident's attending physician whenever a resident receiving medication monitoring or other services requires the intervention of the Contractor's psychiatrist.

         LIQUIDATED DAMAGES:

         Damages in the amount of five hundred dollars ($500) per instance where the psychiatrist does not consult with the resident's attending physician prior to making a change in the resident's medication.

4.770    RECORD KEEPING REQUIREMENT (REP SUBSECTION 3.270):

         The Contractor shall maintain and shall make available within three (3) working days of request all records related to a resident in the PASARR population

         LIQUIDATED DAMAGES:

         Damages in the amount of one hundred dollars ($100) shall be assessed for each business day or any part thereof for failure to produce any record as required.

4.780    IN-SERVICE TRAINING (REP SUBSECTION 3.220):

         The Contractor must provide in-service training on mental health or mental retardation issues, or as advised by DMA on a specific topic, to NF staff to support and promote skill development on general aspects of behavioral health care.

         LIQUIDATED DAMAGES:

         Damages in the amount of one-hundred dollars ($100) per instance when the Contractor's staff does not provide in-service training on mental health or mental retardation issues

                                                                            4-12
         identified by the Contractor staff, NF staff or as advised by DMA on a specific topic.

4.800    TERMINATION OF CONTRACT

         The State may terminate this Agreement for any or all of the following reasons:

         -        Default by the Contractor;

         -        The convenience of DMA;

         - In the event of the insolvency of or declaration of bankruptcy by the Contractor; and

         -        Unavailability of Funds.

         Each of these reasons is described in the following subsections.

4.810    TERMINATION FOR DEFAULT

         The failure of the Contractor to comply with any term, condition, or provision of this Agreement shall constitute a default by the Contractor. In the event of default, DMA shall notify the Contractor by certified or registered mail, return receipt requested, of the specific act or omission by the Contractor which constitutes default. The Contractor shall have fifteen (15) days from the date of receipt of such notification to cure such default. In the event of default, and during the above specified grace period, performance under this Agreement shall continue as though the default had never occurred. In the event the default is not corrected within the grace period, DMA may, at its sole discretion, terminate the Agreement for default. Such termination shall be accomplished by written notice of termination forwarded to the Contractor by certified or registered mail and shall be effective at the close of business on the date specified in the notice. If it is determined, after the notice of termination for default, that the Contractor's failure was due to causes beyond its control and without error or negligence on its part, the termination shall be deemed a termination for convenience.

4.820    TERMINATION FOR CONVENIENCE

         DMA may terminate performance of work under this Agreement in whole or in part whenever, for any reason, DMA shall determine that such termination is in the best interests of the State of Georgia. In the event that DMA elects to terminate this Agreement pursuant to this provision, it shall so notify the Contractor by certified or registered mail, return receipt requested. The termination shall be effective as of the date specified in the notice.

4.830    TERMINATION FOR INSOLVENCY OR BANKRUPTCY

         In the event that the Contractor shall cease conducting business in the normal course, become insolvent, make a general assignment for the benefit of creditor, suffer or permit the appointment of a receiver for its business or its assets or shall avail itself or become subject to any proceeding under the Federal Bankruptcy Act, or any other statute of any State relating to insolvency or the protection of the rights of creditors, DMA may at its sole discretion terminate this Agreement. In the event DMA elects to utilize this


                                                                            4-13
         provision for termination, it shall do so by sending notice of termination to the Contractor by registered or certified mail, return receipt requested. The date of termination shall be deemed to be the date such notice is mailed to the Contractor, unless otherwise specified.

4.840    TERMINATION FOR UNAVAILABILITY OF FUNDS

         Notwithstanding any other provision of this contract, the parties hereto agree that the charges hereunder are payable by DMA from appropriations received by DMA from the General Assembly of the State and matched by current percentages of federal financial participation
         (FFP). In the event such appropriations are determined at the sole discretion of the Commissioner of DMA no longer to exist or to be insufficient with respect to the charges payable hereunder, this contract shall terminate without further obligation of DMA as of that moment. In such event, the Commissioner of DMA shall certify to the Contractor the occurrence thereof, and such certification shall be conclusive.

4.850    TERMINATION PROCEDURES

         The Contractor shall:

         - Stop work under the contract on the date and to the extent specified in the notice of termination;

         - Place no further orders or subcontracts for materials, services, or facilities, except as may be necessary for completion of such portion of the work under the contract as it is so terminated;

         - Terminate all orders and subcontracts to the extent that they relate to the performance of work terminated by the notice of termination;

         - Assign to DMA in the manner and to the extent directed by the Contract Administrator all of the right, title and interest of the Contractor under the orders or subcontracts so terminated, in which case DMA shall have the right, in its discretion, to settle or pay any or all claims arising out of the termination of such orders and subcontracts;

         - With the approval of the Contract Administrator, settle all outstanding liabilities and all claims arising out of such termination or orders and subcontractors, the cost of which would be reimbursable in whole or in part, in accordance with the provisions of the contract;

         - Complete the performance of such part of the work as shall not have been terminated by the notice of termination; and


         - Take such action as may be necessary, or as the Contract Administrator may direct, for the protection and preservation of any and all property or information related to the contract which is in the possession of the Contractor and which DMA has or may acquire an interest.

4.860    TERMINATION CLAIMS

         Afire the receipt of a notice of termination, the Contractor shall submit to the Contract Administrator any termination claim in the form and with the certification prescribed by the Contract Administrator. Such claim shall be submitted promptly but in no event later than six
         (6) months form the effective date of termination. Upon failure of the Contractor

                                                                            4-14
         to submit its termination claim within the time allowed, the Contract Administrator may, subject to any review required by the state procedures in effect as of the date of execution of the contract, determine, on the basis of information available, the amount, if any, due to the Contractor by reason of the termination and shall thereupon cause to be paid to the Contractor the amount so determined.

         Upon receipt of notice of termination, the Contractor shall have no entitlement to receive any amount for lost revenues or anticipated profits or for expenditures associated with this or in any other contract. The Contractor shall be paid only by either the contract price(s) for completed deliverables and services delivered to and accepted by DMA or at a price mutually agreed upon by the Contractor and DMA for partially completed deliverables.

         In the event of the failure of the Contractor and DMA to agree in whole or in part as to the amounts with respect to costs to be paid to the Contractor in connection with the total or partial termination of work pursuant to this article, DMA shall determine on the basis of information available the amount, if any, due to the Contractor by reason of the termination and shall pay to the Contractor the amount so determined.

         The Contractor shall have the right of appeal, as stated in Section 4.920, from any such determination made by DMA.

4.900    AUTHORITY

         Each party has full power and authority to enter into and perform this contract, and the person signing this contract on behalf of each party certifies that such person has been properly authorized and empowered to enter into this contract. Each party further acknowledges that it has read this contract, understands it, and agrees to be bound by it.

4.910    SURVIVAL

         The terms, provisions, representatives and warranties contained in this contract shall survive the development and submission of all required deliverables and the payment of the purchase price thereof.

4.920    DISPUTES

         Any disputes concerning a question of fact arising from the contract which is not disposed of by agreement shall be decided by the Contract Administrator who shall reduce the decision to writing and mail or otherwise furnish a copy thereof to the Contractor. The decision of the Contract Administrator shall be final and conclusive unless within ten
         (10) calendar days from the date of receipt of such copy, the Contractor mails or otherwise furnishes a written appeal to the Commissioner of DMA. The decision of the Commissioner or a duly authorized representative for the determination of such appeals shall be final and conclusive unless determined by a court of competent jurisdiction to have been fraudulent, or capricious or arbitrary, or so grossly erroneous as necessarily to imply bad faith. In connection with any appeal proceeding under this
                                                                            4-15
         clause, the Contractor shall be afforded an opportunity to be heard and to offer evidence in support of his appeal. Pending a final decision of a dispute hereunder, the Contractor shall proceed diligently with the performance of the contract in accordance with the disputed decision.

4.930    ATTORNEY'S FEES

         In the event that the state shall prevail in any legal action arising out of the performance or non-performance of this contract, the Contractor shall pay, in addition to any damages, all expenses of such action including reasonable attorney's fees and costs regardless that DMA is represented by the Attorney General. The term legal action shall be deemed to include administrative proceedings of all kinds, as well as actions at law or equity.

4.940    WAIVER

         The waiver by DMA of any breech of any provision contained in this contract shall not he deemed to be a waiver of such provision on any subsequent breech of the same or any other provision contained in this contract and shall not establish a course of performance between the parties contradictory to the terms herein.

4.950    SEVERABILITY

         If any part, term or provision of this contract shall he held unlawful, unenforceable or in conflict with any law of a federal, state or local government having jurisdiction over this contract, the validity of the remaining portions or provisions shall not be affected hereby.

4.960    ASSIGNMENT

         The Contractor shall not assign the contract in whole or in part or any payment arising therefrom without the prior written consent of DMA. Any purported assignment is void.

         Notwithstanding the foregoing, DMA shall have the right to assign the contract in whole or in part to a Medicaid Management Information System (MMIS) Manager selected by DMA for the duration or any existing contract term. All terms and conditions under the contract shall survive and pass to the Manager unless and until renegotiated by Contractor and Manager.

4.970    CHANGE OF OWNERSHIP OR LEGAL STATUS

        Any Contractor that undergoes a change (including, but not limited to, dissolution, incorporation, re-incorporation, reorganization, change of ownership or assets, merger, or joint venture) so that as a result, the Contractor either becomes a different legal entity or is replaced in the program by another contractor, must give DMA at least thirty (30) days prior written notice. The successor Contractor simultaneously must submit the information requested in Section 5.020-5.150, in this RFP for DMA's evaluation. Failure of the successor to submit this information or failure to obtain a successful evaluation from DMA will prevent DMA from reimbursing any further services as of the date of the 4-16 change.


4.980    CONTRACT MODIFICATION

         No amendment, modification or alteration of the RFP or Contract, including but not limited to the Scope of Services, specific deliverables, Price Proposal, or terms and conditions, will be valid or effective unless it is in writing and signed by duly authorized representatives of the Contractor, DMA and DOAS.

4.990    ENTIRE AGREEMENT

         This contract represents the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations or agreements, either written or oral, between the parties hereto relating to the subject matter hereof and shall be independent of and have no effect upon any other contracts.

         This Contract is executed in three (3) counterparts, each of which is deemed an original of equal dignity with the other and which is deemed one in the same instrument as the other.





IN WITNESS WHEREOF, the parties hereto have caused their signatures to be affixed as of the day and year indicated.

GEORGIA DEPARTMENT OF MEDICAL ASSISTANCE


/s/ WILLIAM R. TAYLOR
------------------------------          -----------------
William R. Taylor, M.D., M.P.H.         Date
Commissioner

CONTRACTOR NAME
----------------

MHM Correctional Services, Inc.
------------------------------
/s/ Robert W. May, Vice Pres
------------------------------          -----------------
(Insert Name and Title)                 Date


/s/ ROBERT W. MAY
------------------------------


GEORGIA DEPARTMENT OF ADMINISTRATIVE SERVICES


/s/ T.M. McCLEARN                             4/30/99
------------------------------          -----------------
T.M. McClearn                           Date
Technical Services Procurement Manager

                                                                           4-17

                                PRICING SCHEDULE
                                      FOR
                                     PASARR

----------------------------------------------------------------------------------------------------------------------------
                                Estimated         Monthly Per      Monthly per                Number of      Total Cost
                                Number of         Capita           Capita Payment             Months in      for
                                Residents         Payment per                                 Period         Period
                                                  Resident
                                Column 1          Column 2         Column 3                   Column  4      Column 5
----------------------------------------------------------------------------------------------------------------------------
A. Implementation Period
   3/1/99 - 6/30/99                2426            x 131.58 =        $319,213.08               x 4 =          $1,276,852.30

----------------------------------------------------------------------------------------------------------------------------

B. Initial Operational Period:     2507            x 131.58 =        $329,871.06               x 12 =         $3,958,452.70
   7/1/99 - 6/30/2000

----------------------------------------------------------------------------------------------------------------------------

C. First Renewal Year:             2591            x 135.53 =        $351,158.23               x 12 =         $4,213,898.70
   7/11/2000 - 6/30/2001

----------------------------------------------------------------------------------------------------------------------------

D. Second Renewal Year:            2677            x 138.92 =        $371,888.84               x 12 =         $4,462,666.00
   7/1/2002 - 6/30/2003

----------------------------------------------------------------------------------------------------------------------------

E. Third Renewal Year:             2767            x 143.09 =        $395,930.03               x 12 =         $4,751,160.30
   7/1/2002 - 6/30/2003

----------------------------------------------------------------------------------------------------------------------------

F. Total Proposed Price                                                                                       $18,663,029.00
   Total of Column 5

----------------------------------------------------------------------------------------------------------------------------



Signed:


[SIG]
-------------------------------
Offeror's Committing Authority

1-10-99
----------------
Date


                                                                             F-1